EXHIBIT 21.1




                         SUBSIDIARIES OF THE REGISTRANT




                                            Interest Held           State of
         Subsidiary Name                    By Registrant         Incorporation
         ---------------                    -------------         -------------
Diamond Entertainment Corporation                100%              California
Jewel Products International, Inc.               100%              California
Grand Duplication Corporation                    100%              California